UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 19, 2007

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 though 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2007, the Board of Directors of Rimage Corporation (the “Company”) approved amendments to the Company’s letter agreement with its executive officers Bernard P. Aldrich, Manuel M. Almeida, David Suden, Robert M. Wolf and Pamela V. Lampert relating to severance and change of control benefits, which amendments are described in the Company’s Current Report on Form 8-K dated March 7, 2007. The Company also reported in the Current Report on Form 8-K dated March 7, 2007 that the Company and Messrs. Aldrich, Almeida and Wolf and Ms. Lampert had entered into the Amended and Restated Severance/Change of Control Letter Agreement that memorialized these amendments to the letter agreement.

On March 19, 2007, the Company and David Suden, Chief Technology Officer, entered into the Amended and Restated Severance/Change of Control Letter Agreement. A copy of form of Amended and Restated Severance/Change of Control Letter Agreement between the Company and its executive officers is attached to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 7, 2007 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   March 22, 2007